Consent of Independent Registered Public Accounting Firm

The Board of Directors Jackson National Life Insurance Company
Contract Owners Jackson National Separate Account I:

We consent to the use of our reports on the consolidated financial statements of Jackson National Life Insurance Company dated March 5, 2012 and on the financial statements of Jackson National Separate Account I dated March 1, 2012, included herein and to the reference to our firm as "Experts" in the Statement of Additional Information within the Prospectus, as part of the Pre-Effective Amendment to Form N-4 of Jackson National Separate Account I.

KPMG LLP

April 23, 2012